PRICING SUPPLEMENT NO. 113 (REVISED)                             Rule 424(b)(3)
DATED: July 29, 1997                                          File No.333-17985
(To Prospectus dated January 22, 1997
and Prospectus Supplement dated January 22, 1997)




                                 $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes   Book Entry Notes
$7,000,000                       [_]                   [x]

Original Issue Date: 8/1/97      Fixed Rate Notes      Certificated Notes
                                 [x]                   [_]

Maturity Date: 8/3/98

Option to Extend Maturity:                   No  [x]

                                             Yes [_]   Final Maturity Date:



                                       Optional              Optional
                    Redemption         Repayment             Repayment
Redeemable On       Price(s)           Date(s)               Prices(s)
-------------       ----------         ----------            ----------

N/A                 N/A                N/A                   N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  5.83%

Interest Payment Date (s): *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                            Maximum Interest Rate:

[_]         Commercial Paper Rate               Minimum Interest Rate:

[_]         Federal Funds Rate                  Interest Reset Date(s):

[_]         Treasury Rate                       Interest Reset Period:

[_]         LIBOR Reuters                       Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                          Interest Payment Period:

Index Maturity:

Spread (plus or minus):

----------------------------------

*        2/3/98 and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


NYFS04...:\25\22625\0122\1824\GGG7177K.44A